Exhibit 99.1

Twist Bioscience Strengthens Board with Semiconductor and Storage Expert Nelson C. Chan

Replaces Paul Conley on Board of Directors

SAN FRANCISCO, Calif. – May 23, 2019 – Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today announced it appointed Nelson C. Chan, former CEO of Magellan, as a Class I director to its board of directors. Mr. Chan brings more than 35 years of experience as both a director and operational executive in the technology and life sciences space.

“Nelson’s deep expertise in introducing a new type of data storage, his ability to build businesses with exponential growth and his knowledge of both the semiconductor and life sciences industries internationally make him an excellent fit to guide our next steps in both DNA data storage and genomics,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience.

Mr. Chan has been an advisor to Twist for the last 18 months, providing guidance on its DNA data storage vertical. Mr. Chan brings a wealth of relevant expertise to the board, having previously served in various senior management positions with SanDisk Corporation, the world’s largest supplier of flash-branded data storage products, including vice president of global marketing, senior vice president of global sales and marketing and most recently as executive vice president and general manager, consumer business. At SanDisk, Mr. Chan helped drive the business from startup to over $3 billion in annual revenues. He led SanDisk’s entry into the retail business and was instrumental in creating and driving its retail presence through a branded product portfolio. Mr. Chan also served as chief executive officer of Magellan, a leader in consumer, survey, GIS and OEM GPS navigation and positioning markets. In addition to his tenure at SanDisk and Magellan, Mr. Chan held marketing and engineering positions at Chips and Technologies, Signetics, and Delco Electronics. He holds a B.S. in electrical and computer engineering from the University of California at Santa Barbara and an M.B.A. from Santa Clara University. He serves as chairman of the board of Synaptics and Adesto, and is executive chairman of HZO. He is also a member of the board of directors of Decker Brands, Federated Wireless and Nanosys, and previously served on the board of Affymetrix prior to its acquisition by Thermo Fisher and as chairman of the board of Outerwall until it was purchased by Apollo Management.

“I look forward to sharing my expertise as Twist moves toward the commercialization of a new data storage media in DNA,” commented Mr. Chan. “I believe DNA could be as groundbreaking, if not more so, than flash memory in this field, and Twist, with its high throughput DNA writing platform, is positioned to lead the industry.”

Mr. Chan replaces Paul Conley, Ph.D., managing director of Paladin Capital Group, who has served on Twist’s board of directors since 2013.

“I am so proud of what this company has built, so grateful for the opportunity to have been one of the earlier believers and financial backers of the team’s vision and so looking forward to watching my very capable colleagues on this board continue to enable and support that vision,” said Dr. Conley.

About Twist Bioscience Corporation

Twist Bioscience is a leading and rapidly growing synthetic biology company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the potential promise of Twist Bioscience’s DNA storage vertical, and the potential for Mr. Chan’s past successes to guide Twist Bioscience’s growth in the DNA storage markets. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties of the ability to attract new customers and retain and grow sales from existing customers; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology could make the products Twist Bioscience is developing obsolete or non-competitive; uncertainties of the retention of a significant customer; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist Bioscience’s patents or proprietary rights; and the risk that Twist Bioscience’s proprietary rights may be insufficient to protect its technologies. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist Bioscience’s risk factors set forth in Twist Bioscience’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 20, 2018 and Twist Bioscience’s Form 10-Q for the quarter ended March 31, 2019 filed with the Securities and Exchange Commission on May 1, 2019. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Contact:

Argot Partners

Maeve Conneighton

212-600-1902

maeve@argotpartners.com

Media Contact:

Angela Bitting

925-202-6211

media@twistbioscience.com